SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2006
ADVANCIS PHARMACEUTICAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20425 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)  (ZIP Code)
Registrant’s telephone number, including area code: (301) 944-6600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On December 14, 2006, Advancis Pharmaceutical Corporation (the “Company”) announced that it closed its previously announced private placement of 6,000,000 shares of common stock, resulting in the receipt of $18 million in gross proceeds. The newly issued shares were priced at $3.00 per share. Pacific Growth Equities, LLP acted as the lead placement agent for the offering and Susquehanna Financial Group, LLP acted as co-placement agent for the offering.
     The offering was made only to accredited investors, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The shares issued to the purchasers have not been registered under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder.
Section 9 — Financial Statements and Exhibits.
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit	Description

9.1	Press Release issued December 14, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCIS PHARMACEUTICAL CORPORATION
Date: December 14, 2006	By:	/s/ Robert C. Low
Robert C. Low
Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release issued December 14, 2006.